     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1995
                                                            REGISTRATION NO. 33-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MERRILL LYNCH & CO., INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         13-2740599
- --------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            WORLD FINANCIAL CENTER
                                  NORTH TOWER
                           NEW YORK, NEW YORK  10281
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

           MERRILL LYNCH & CO., INC. 1996 DEFERRED COMPENSATION PLAN
                    FOR A SELECT GROUP OF ELIGIBLE EMPLOYEES
                            (Full title of the plan)

                             --------------------

                           ROSEMARY T. BERKERY, ESQ.
                           ASSOCIATE GENERAL COUNSEL
                           MERRILL LYNCH & CO., INC.
                            WORLD FINANCIAL CENTER
                                  NORTH TOWER
                        NEW YORK, NEW YORK  10281-1334
                        ------------------------------
                    (Name and Address of agent for service)

                                (212) 449-6990
      -------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================

                                                                Proposed        Proposed maximum
 Title of Securities to be registered/(1)/    Amount to be   maximum offering  aggregate offering     Amount
                                               registered       price per         price/(2)/       registration fee
                                                                obligation
                                              ------------   ----------------  ------------------  ----------------
Deferred Compensation Obligations            $100,000,000    100%              $100,000,000        $34,482.76
=====================================================================================================================

/(1)/ The Deferred Compensation Obligations are unsecured obligations of Merrill
      Lynch & Co., Inc. to pay deferred compensation in the future in accordance with the terms of the Merrill Lynch & Co., Inc. 1996 Deferred Compensation Plan for a Select Group of Eligible Employees.

/(2)/ Estimated solely for the purpose of determining the registration fee.

================================================================================

                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Annual Report of Merrill Lynch & Co., Inc. (the "Company") on Form 10-K for the year ended December 30, 1994, Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and Current Reports on Form 8-K dated January 12, 1995, January 23, 1995, February 8, 1995, February 9, 1995, March 3, 1995, March 9, 1995, April 18, 1995, May 2, 1995 and May 23, 1995
     filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

        Under the Merrill Lynch & Co., Inc. 1996 Deferred Compensation Plan for a Select Group of Eligible Employees (the "Plan"), the Company will provide eligible employees the opportunity to enter into agreements for the deferral of a specified percentage of their cash compensation, exclusive of base salary. The obligations of the Company under such agreements (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, because the Company is a holding company, the right of the Company, hence the right of creditors of the Company (including participants in the Plan), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Exchange Act, and under rules of certain exchanges and other regulatory bodies.

        The amount of compensation to be deferred by each participating employee (each a "Participant") will be determined in accordance with the Plan based on elections by each Participant. Each Obligation will be payable on a date selected by each Participant in accordance with the terms of the Plan. The Obligations will be indexed to one or more Benchmark Return Options individually chosen by each Participant from a list of investment media (currently 25 mutual funds). Each Participant's Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the Selected Benchmark Return Options, including any appreciation or depreciation. The Obligations will be denominated and be payable in United States dollars.

        A Participant's right or the right of any other person to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution.

        The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each Participant, at the option of the Company or through operation of a mandatory or optional sinking fund or analogous provision. However, the Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of each Participant to the balance of his or her deferred account as of the date of such amendment or termination.

        The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

     ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

        None.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Company who serve as administrators of the Plan. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

     ITEM 8.  EXHIBITS

     5       Opinion of Brown & Wood re: legality

     15      Letter re: unaudited interim financial information

     23 (a)  Consent of Brown & Wood (included as part of Exhibit 5)

     23 (b)  Consent of Deloitte & Touche LLP

     24      Power of Attorney (included on page 6)

     ITEM 9.  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 12th day of July, 1995.

                                              MERRILL LYNCH & CO., INC.


                                              By: /s/ Daniel P. Tully
                                                 ---------------------------
                                                 Daniel P. Tully
                                                 Chairman of the Board
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Tully, David H. Komansky, Joseph
     T. Willett and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 12th day of July, 1995.


              Signature                                 Title
              ---------                                 -----

        /s/ Daniel P. Tully
- --------------------------------------  Chairman of the Board, Chief Executive
            Daniel P. Tully             Officer and Director


        /s/ David H. Komansky
- --------------------------------------  President, Chief Operating Officer
            David H. Komansky           and Director


        /s/ Joseph T. Willett
- --------------------------------------  Senior Vice President and Chief
            Joseph T. Willett           Financial Officer (Principal
                                        Financial and Accounting Officer)

        /s/ William O. Bourke
- --------------------------------------  Director
            William O. Bourke


        /s/ Jill K. Conway
- --------------------------------------  Director
            Jill K. Conway


        /s/ Stephen L. Hammerman
- --------------------------------------  Director
            Stephen L. Hammerman


        /s/ Earle H. Harbison, Jr.
- --------------------------------------  Director
            Earle H. Harbison, Jr.


        /s/ George B. Harvey
- --------------------------------------  Director
            George B. Harvey


        /s/ William R. Hoover
- --------------------------------------  Director
            William R. Hoover


        /s/ Robert P. Luciano
- --------------------------------------  Director
            Robert P. Luciano


        /s/ Aulana L. Peters
- --------------------------------------  Director
            Aulana L. Peters


        /s/ John J. Phelan, Jr.
- --------------------------------------  Director
            John J. Phelan, Jr.


        /s/ William L. Weiss
- --------------------------------------  Director
            William L. Weiss

                                 EXHIBIT INDEX

Exhibit No.    Description                                              Page
- -----------    -----------                                              ----

5              Opinion of Brown & Wood re: legality                        9

15             Letter re: unaudited interim financial information         10

23(a)          Consent of Brown & Wood (included as part of Exhibit 5)

23(b)          Consent of Deloitte & Touche LLP                           11

24             Power of Attorney                                           6